Exhibit 10.7
AMENDMENT TO THIRD AMENDED AND RESTATED
REVOLVING LINE OF CREDIT NOTE
Reference is made to that certain Third Amended and Restated Revolving Line of Credit Note, dated February 8,2007, made by VeriChip Corporation to the order of Applied Digital Solutions, Inc. in the principal amount of $ 14,500,000. (the “Note”), to which this instrument is to be attached.
The parties hereto agree that the Note is amended by deleting the following paragraph on page 2 of the Note:
“ The holder may impose upon the undersigned a delinquency charge of $35.00 or five percent (5.00%) of the amount of the principal and/or interest payment not paid on or before the thirtieth (30th) day after such installment is due, whichever is greater. The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional three percent (3.00%) per annum. Upon default by Borrower under the terms of this Note or any other Loan Documents, interest shall accrue at a variable rate equal to the contract rate of this Note plus three percent (3.00%).”
and replacing it with the following paragraph:
“ The holder may impose upon the undersigned a delinquency charge of $35.00 or five percent (5.00%) of the amount of any regularly-scheduled payment of principal and/or interest (other than at maturity, whether by acceleration or otherwise) not paid on or before the fifth (5th) business day after such payment is due, whichever is greater. The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional three percent (3.00%) per annum. Upon default by Borrower under the terms of this Note or any other Loan Documents, interest shall accrue at a variable rate equal to the contract rate of this Note plus three percent (3.00%).”
This amendment is executed as an instrument under seal as of February 29, 2008.

VERICHIP CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Financial Officer, President, Treasurer and Secretary

APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Acting Chief Financial Officer and Senior Vice President